Exhibit 32

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Florida Rock Industries, Inc.



                                              By JOHN D. BAKER  II
                                                 John D. Baker  II
                                                 President and Chief
                                                  Executive Officer

                                              By JOHN D. MILTON, JR.
                                                 John D. Milton, Jr.
                                                 Executive Vice President
                                                  Treasurer and Chief
                                                  Financial Officer

                                              By WALLACE A. PATZKE, JR.
                                                 Wallace A. Patzke, Jr.
                                                 Vice President, Controller
                                                  and Chief Accounting
                                                  Officer


A signed original of this written statement required by Section 906 has been provided to Florida Rock Industries, Inc., and will be retained by Florida Rock Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer's Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated December 6, 2006.


1